UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2019

CURE PHARMACEUTICAL HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-204857	37-1765151
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1620 Beacon Place

Oxnard, CA 93033

(Address of principal executive offices)

Registrant’s telephone number, including area code: (805) 824-0410

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 29, 2019, the Board of Directors of CURE Pharmaceutical Holding Corp. (the “Company”) appointed Ruben King-Shaw, Jr. as director of the Company. Mr. King-Shaw, age 57, is currently the President of Steward Health Care Network (SHCN) since June 2018 where he leads the business unit focused on managing integrated, coordinated and community-based health care services delivery in 9 states. He is also the President, since April 2004, of Mansa Equity Partners, Inc. (Mansa), the King-Shaw family’s personal holding company and investment vehicle. In addition to SHCN and Mansa, Mr. King-Shaw has three decades of executive leadership experience in the healthcare technology and private equity sectors and held c-suite positions with leading private companies including Neighborhood Health Partnership, Inc. and JMH Health Plan. He recently served on the board of Atlanta-based Cotiviti Holdings, Inc. and currently serves on the board of Intelligent Retinal Imaging Systems of Pensacola, FL. Past board service consists of Lead Director of Athenahealth; Independent Living Systems, of Miami, FL; and WellCare Health Plans, Inc. of Tampa, FL. He served on the Obama Administration's Medicare Program Advisory and Oversight Committee, and he was COO and deputy administrator of the Centers for Medicare and Medicaid Services (CMS) during the administration of President George W. Bush, administering a federal budget of $600 billion. Over the past year, Mr. King-Shaw has provided advice on areas of healthcare policy to the Trump Administration, including CMS and the National Economic Council. He also was a senior advisor to the Secretary of the U.S. Treasury for health care tax policies. Mr. King-Shaw completed his undergraduate studies at Cornell University, earning a Bachelor of Science degree in Industrial and Labor Relations, and earned both a Master of Health Service Administration and a Master of International Business degree from Florida International University. He also completed advanced studies in Corporate Governance at the Harvard Business School.

On January 29, 2019, the Company granted to Mr. King-Shaw options for 100,000 common shares of the Company under the Company’s 2017 Equity Incentive Plan (the “Options”), with such grant becoming effective on the eighth trading day in the Company’s common stock following on the earlier of the date that the Company’s Form S-1 becomes effective or its Form 10-K is filed with the SEC. The Options shall vest as to 12.5% per quarter and with a vesting commencement date of January 29, 2019.

There are no relationships between Mr. King-Shaw and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURE PHARMACEUTICAL HOLDING CORP.

Dated: February 19, 2019	By:	/s/ Rob Davidson
	Name:	Rob Davidson
	Title:	Chief Executive Officer

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